Exhibit 10.2

Amendment to the Stockholders Agreement

This Amendment (this “Amendment”) is entered into by and among Activision Blizzard, Inc., a Delaware corporation (the “Company”), ASAC II LP, an exempted limited partnership organized under the laws of the Cayman Islands (the “Stockholder”), Robert A. Kotick and Brian G. Kelly, and amends that certain Stockholders Agreement (the “Stockholders Agreement”), dated as of October 11, 2013, by and among the Company, the Stockholder and, for the limited purposes set forth in Section 3.01(c) and Section 3.07 thereof, Messrs. Kotick and Kelly.

RECITALS:

WHEREAS, pursuant to Section 2.3 of the stipulation and compromise of settlement dated as of December 19, 2014 with respect to the matter styled In re: Activision Blizzard, Inc. Stockholder Litigation filed in the Court of Chancery of the State of Delaware, Consolidated C.A. No. 8885-VCL, the Company, the Stockholder and Messrs. Kotick and Kelly desire to amend the Stockholders Agreement as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual agreements and promises set forth in this document, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  Amendment of Stockholders Agreement.  Section 3.07 of the Stockholders Agreement is hereby amended in its entirety to read as follows:

“With respect to any matter submitted for a vote of the Company’s stockholders at any time when the Stockholder Percentage Interest is in excess of 19.9 percent, Mr. Kotick and Mr. Kelly shall vote any shares of Common Stock over which they have beneficial ownership and the ability to direct voting in excess of such Stockholder Percentage Interest, other than the Shares, on each such matter either (a) in a manner proportionally consistent with the vote of the shares of Common Stock not owned by Stockholder, Mr. Kotick or Mr. Kelly or (b) in accordance with the recommendation, if any, of a majority of the Unaffiliated Directors.”

Section 2.                                           General.  This Amendment shall be effective as of the date signed by all parties hereto.  Except as specifically set forth herein, the Stockholders Agreement shall remain unmodified and in full force and effect.  If the terms of the Stockholders Agreement are contradictory to, or inconsistent with, the term of this Amendment, then the term of this Amendment shall in all events control.

This Amendment is hereby agreed to and accepted by:

Company		Stockholder
ACTIVISION BLIZZARD, INC.		ASAC II LP

By:	/s/ Chris B. Walther	By:	/s/ BK
Name: Chris B. Walther		Name: Brian G. Kelly
Title: Chief Legal Officer		Title: Manager

Date:	May 27, 2015	Date:	May 27, 2015

Stockholder		Stockholder
ROBERT A. KOTICK		BRIAN G. KELLY

/s/ Robert A. Kotick		/s BK

Date:	May 28, 2015	Date:	May 27, 2015